Exhibit 10.12
                                  APPENDIX A

                              GENERAL DEFINITIONS

     When used in the Loan and Security Agreement dated as of January 26, 2000, by and between Fleet Capital Corporation and Moore Medical Corp., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on
          --------------
     account of an Account.

          Accounts - all accounts, contract rights, chattel paper, instruments
          --------
     and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

          Adjustment Date - the date which is seven (7) Business Days after the
          ---------------
     date on which a Compliance Certificate is delivered by the Borrower pursuant to subsection 7.1.3 hereof

          Affiliate - with respect to any Person, a Person (other than, with
          ---------
     respect to the Borrower, a Subsidiary of the Borrower): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of a Person.

          Agreement - the Loan and Security Agreement referred to in the first
          ---------
     sentence of this Appendix A, all Exhibits thereto and this Appendix A.

          Applicable Margin - For each period commencing on an Adjustment Date
          -----------------
     through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin with respect to each Revolving Credit Loan and with respect to the Unused Line Fee shall be the applicable percentage set forth below with respect thereto, based upon the Pricing Tier determined as set forth below with respect to the applicable Excess Availability during the fiscal quarter immediately preceding such Adjustment Date and the Leverage Ratio, determined on a Pro Forma Basis as of the end of the fiscal quarter of the Borrower immediately preceding such Adjustment Date:

          --------------------------------------------------------------------------------------------
                    Pricing Tier                              Leverage Ratio
          --------------------------------------------------------------------------------------------
                       Excess               ** 1.0:1          * 1.0:1 but **         * 1.5:1
                    Availability                              1.5:1
          --------------------------------------------------------------------------------------------
                     * $1.5MM                 Tier 1              Tier 1              Tier 2
          --------------------------------------------------------------------------------------------
                   * $1.0MM but
                     ** $1.5MM                Tier 1              Tier 2              Tier 3
          --------------------------------------------------------------------------------------------
                     ** $1.0MM                Tier 2              Tier 3              Tier 3
          --------------------------------------------------------------------------------------------

*  (More than)
** (Less than or equal to)

               The Applicable Margin associated with a Pricing Tier level is outlined in the following Grid:

               -------------------------------------------------------------------------------------
                 Pricing Tier           Base Rate           LIBOR Portion       Unused Line Fee
                                         Portion                                    (p.a.)
               -------------------------------------------------------------------------------------
                       3                  1.00%.                 2.75%.              0.35%.
               -------------------------------------------------------------------------------------
                       2                  0.50%                  2.25%.              0.30%
               -------------------------------------------------------------------------------------
                       1                     0%.                 1.75%.              0.25%
               -------------------------------------------------------------------------------------

          Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate for the fiscal period ending March 31, 2001, the Applicable Margin shall be the percentage corresponding to Pricing Tier 2 in the table above, and (b) if the Borrower fails to deliver any Compliance Certificate when due pursuant to subsection 7.1.3 of the Agreement, then for the period commencing on the date such Compliance Certificate was due through the date such failure has been cured to Lender's satisfaction or waived by Lender, the Applicable Margin shall be that percentage corresponding to Level 3 in the table above.

          Availability - the amount of money which Borrower is entitled to
          ------------
     borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), the LC Amount and the amount of any reserves is subtracted from the Borrowing Base. If the sum of the amount outstanding, the LC Amount and any such reserves is equal to or greater than the Borrowing Base, Availability is 0.

          Bank - Fleet National Bank.
          ----

          Base Rate - the rate of interest announced or quoted by Bank from time
          ---------
     to time as its prime rate or base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate or base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Base Rate Portion - that portion of the Revolving Credit Loans that is
          -----------------
     not subject to a LIBOR Option.

          Borrowing Base - as at any date of determination thereof, an amount
          --------------
     equal to the lesser of:

               (i)     Maximum Revolving Loan Amount; or

               (ii)    an amount equal to:

                       (1) eighty percent (80%) of the net amount of Eligible Accounts outstanding at such date;

                                     PLUS

                       (2) the lesser of (x) sixty-six and two-thirds percent (66 2/3%) of the Maximum Revolving Loan Amount as in effect on such date of determination and (y) sixty percent (60%) of the value of that portion of Eligible Inventory consisting of finished goods at such date, calculated on the basis of a weighted average cost basis to the extent such determination is permitted under GAAP, otherwise on the basis of the lower of cost or market with the cost calculated on a first-in, first-out basis;

                                     MINUS

                       (3)    the Reserve Amount.

          For the purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. In the event of any material change in the value of any of the assets specified in the Borrowing Base, Lender may in the exercise of its reasonable judgement, after reasonable prior notice to Borrower, decrease from time to time the percentage advance rate related to any such asset in calculating the Borrowing Base.

          Business Day - (i) when used with respect to the LIBOR Option, shall
          ------------
     mean a day other than a Saturday or Sunday on which dealings may be effected in deposits of United States Dollars in the London interbank foreign currency deposits market and on which Lender is conducting and other banks may conduct business in London, England or in the State of Connecticut and (ii) when used with respect to any other provision of the Agreement, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or is a day on which banking institutions located in such state are closed.

          Capital Expenditures - expenditures made or liabilities incurred for
          --------------------
     the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life or more than one year, including the total principal portion of Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Indebtedness represented by
          ----------------------------
     obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          CERCLA - the Comprehensive Environmental Response, Compensation and
          ------
     Liability Act of 1980 as amended.

          Chattel Paper - as defined in the Code.
          -------------

          Closing Date - the date on which all of the conditions precedent in
          ------------
     Section 8 of the Agreement are satisfied and the initial Loans are made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

          Code - the Uniform Commercial Code as adopted and in force in the
          ----
     State of Connecticut, as from time to time in effect.

          Collateral - all of the Property and interests in Property described
          ----------
     in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Compliance Certificate - as defined in subsection 7.1.3 of the
          ----------------------
     Agreement.

          Consolidated - the consolidation in accordance with GAAP of the
          ------------
     accounts or other items as to which such term applies.

          Consolidated Net Loss - as defined in Schedule 7.3.
          ---------------------                 ------------

          Consolidated Tangible Net Worth - as defined in Schedule 7.3.
          -------------------------------                 ------------

          Current Assets - at any date means the amount at which all of the
          --------------
     current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

          Default - an event or condition the occurrence of which would, with
          -------
     the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in subsection 2.1.2 of the Agreement.
          ------------

          Deposit Account - as defined in the Code.
          ---------------

          Distribution - in respect of any corporation or other entity means and
          ------------
     includes: (i) the payment of any dividends or other distributions or return of capital on capital stock or other equity interests of such corporation or other entity (except distributions of the common stock of such corporation or other entity) and (ii) the redemption or acquisition of Securities of such corporation or other entity or of any rights, warrants or options to acquire any such Securities unless made contemporaneously from the net proceeds of the sale of Securities.

          Dominion Account - a special account of Lender established by Borrower
          ----------------
     pursuant to the Agreement at the Bank, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

          EBIT - as defined in Schedule 7.3.
          ----                 ------------

          Eligible Account - an Account arising in the ordinary course of
          ----------------
     Borrower's business from the sale of goods or rendition of services if:

               (i) it does not arise out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlling or controlled by an Affiliate of Borrower or a Subsidiary of Borrower. For the purposes of this definition "control" means the power to determine the management practices of the Person or to elect a majority of such Person's board of directors or persons performing similar functions;

               (ii) it is an open account and it does not remain unpaid more than 60 days past its due date but in any event is not unpaid more than 150 days past the invoice date thereof;

               (iii) 50% or more of the Accounts from the Account Debtor are Eligible Accounts hereunder;

               (iv) the total unpaid Accounts of the Account Debtor do not exceed 20% of the net amount of all Eligible Accounts (but only such excess shall not be Eligible Accounts solely due to this clause (iv));

               (v) no covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;

               (vi) the Account Debtor is not also Borrower's creditor or supplier, and the Account Debtor has not disputed liability with respect to such Account (but only the disputed amount shall not be Eligible Accounts solely due to this clause (vi)), and the Account Debtor has not made any claim with respect to any other Account due from such Account Debtor, and the Account is not and may not otherwise become subject to any right of set-off by the Account Debtor;

               (vii) the Account Debtor has not commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended and has not made an assignment for the benefit of creditors, nor has a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, nor has any other petition or other application for relief under the federal bankruptcy laws been filed against the Account Debtor, nor has the Account Debtor failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

               (viii) it does not arise from a sale to an Account Debtor outside the fifty States of the United States of America or the United States territory of Guam, unless the sale is secured or guaranteed by an irrevocable letter of credit, guaranty or acceptance, in each case in form and substance acceptable to Lender in its discretion;

               (ix) it does not arise from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

               (x) the Account Debtor is not the United States of America or any department, agency or instrumentality thereof, unless Borrower has assigned its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. (S) 203 et seq., as amended);
                                         -- ---

               (xi) it is at all times subject to Lender's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien;

               (xii) the goods giving rise to such Account have been delivered to and accepted by the Account Debtor or the services giving rise to such Account have been performed by Borrower and accepted by the Account Debtor or the Account otherwise represents a final sale;

               (xiii) the Account is not evidenced by chattel paper or an instrument of any kind and has not been reduced to judgment;

               (xiv) Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above; and

               (xv) it is otherwise acceptable to the Lender in the Lender's discretion.

               It is understood that the conditions set forth in subsections
          (iii) and (vi) shall be deemed to be met at all times until such time as the Lender has received the cross-aging and aged credit reports in accordance with (S)7.1.17 and the Reserve Amount has been reduced by the Lender from $2,000,000 to $1,000,000.

          Eligible Inventory - such finished goods Inventory of Borrower as
          ------------------
     Lender, in its discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless:

               (i)    it is finished goods in good, new and saleable condition;

               (ii) it is not slow-moving, obsolete or unmerchantable (taking into account the industry standard of Borrower's business;

               (iii) it meets all standards imposed by any governmental agency or authority;

               (iv) it conforms in all respect to any covenants, warranties and representations set forth in the Agreement;

               (v) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

               (vi) it is situated at a location in compliance with the Agreement (including, without limitation, the Lender's receipt of a waiver from the lessor of any leased property in form and substance satisfactory to the Lender) in the United States and is not in transit; and

               (vii) it is not samples or morgue goods (as determined in accordance with the Borrower's past practices consistently applied) or a product produced to a customer's specifications which are not covered by a purchase order.

          Environmental Laws - all federal, state and local laws, rules,
          ------------------
     regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including without limitation the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, and the Toxic Substances Control Act.

          EPA - as defined in subsection 6.1.27.
          ---

          Equipment - all machinery, apparatus, equipment, fittings, furniture,
          ---------
     fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's and its Subsidiaries' operations or owned by Borrower or its Subsidiaries or in which Borrower or its Subsidiaries has an interest, whether now owned or hereafter acquired by Borrower or any of its Subsidiaries and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          ERISA - the Employee Retirement Income Security Act of 1974, as
          -----
     amended, and all rules and regulations from time to time promulgated thereunder.

          Evans - Evans Pharmaceutical Corporation, an inactive corporation and
          -----
     wholly-owned Subsidiary of the Borrower.

          Event of Default - as defined in Section 9.1 of the Agreement.  As
          ----------------
     used in the Agreement, an Event of Default will be deemed to be continuing at all times after it occurs unless and until it is expressly waived in accordance with Section 9.4 of the Agreement.

          Excess Availability - with respect to any fiscal quarter of the
          -------------------
     Borrower, the amount by which (x) the Maximum Revolving Loan Amount exceeds
     (y) the average daily amount during such fiscal quarter of the sum of the LC Amount and the principal balance of the Revolving Credit Loans.

          Fixtures - as defined in the Code.
          --------

          GAAP - generally accepted accounting principles in the United States
          ----
     of America in effect from time to time.

          General Intangibles - all personal property of Borrower and its
          -------------------
     Subsidiaries (including things in action) other than goods, Accounts, chattel paper, Investment Property, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, copyrights and copyright applications.

          Guarantor - a Subsidiary (or former Subsidiary) of the Borrower that
          ---------
     shall have guaranteed the Obligations pursuant to a guaranty agreement in form and substance satisfactory to Lender.

          Guarantor/Lien Condition -with respect to any acquisition by the
          ------------------------
     Borrower or any of its Subsidiaries of a Person, the condition that (a) if the acquisition is an acquisition of all of the Voting Stock or equity interests of such other Person, such Person shall unconditionally become a Guarantor of all of the Obligations and shall grant first priority perfect Liens in all of its Property to secure such Guaranty and all of the Obligations, and (b) if the acquisition is an acquisition of less than all of the Voting Stock or equity interests of such other Person, the Borrower or such Subsidiary shall have granted to Lender a first priority perfected Lien on the Voting Stock or other equity interests acquired by the Borrower or such Subsidiary and shall have used its reasonable best efforts to cause such Person to unconditionally become a Guarantor of all of the Obligations and to grant first priority perfected Liens in all of its Property to secure such Guaranty and the Obligations.

          Hazardous Substances - as defined in subsection 6.1.27.
          --------------------

          Indebtedness - as applied to a Person means, without duplication
          ------------

               (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

               (ii) all reimbursement obligations in connection with the letters of credit or letter of credit guaranties issued for the account of such Person,

               (iii) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

               (iv) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law

               (v) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

               (vi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (v) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
          (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

               (vii) in the case of Borrower (without duplication), the Obligations.

          The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

          Inventory - all of Borrower's inventory, whether now owned or
          ---------
     hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

          Instruments - as defined in the Code.
          -----------

          Investment Property - as defined in the Code.
          -------------------

          LC Amount - at any time, the aggregate undrawn face amount of all
          ---------
     Letters of Credit and LC Guaranties for Letters of Credit then outstanding.

          LC Guaranty - any guaranty or reimbursement agreement pursuant to
          -----------
     which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any Letter of Credit or shall agree to reimburse the issuer of such Letter of Credit for any drawings thereon.

          Legal Requirement - any requirement imposed upon Lender by any law of
          -----------------
     the United States of America or by any regulation, order, interpretation, rule or official directive (whether or not having the force of law) of the Federal Reserve Board, or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, or any political subdivision thereof.

          Letter of Credit - any letter of credit issued by Lender or Bank or
          ----------------
     any of Lender's Affiliates for the account of Borrower, including without limitation, the VA Letter of Credit.

          Leverage Ratio - as defined in Schedule 7.3.
          --------------                 ------------

          LIBOR Interest Payment Date with respect to any LIBOR Portion, the last day of each calendar quarter during the applicable LIBOR Period and the last day of the applicable LIBOR Period.

          LIBOR Option - the option granted pursuant to Section 2.3 of the
          ------------
     Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on a LIBOR Rate.

          LIBOR Period - any period of one month, two months or three months
          ------------
     commencing on a Business Day, selected as provided in Section 2.3(i); provided, however that no LIBOR Period shall extend beyond Revolving Credit Maturity Date. If any LIBOR Period so selected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month, in which event such LIBOR Period shall end on the immediately preceding Business Day. Any LIBOR Period relating to any LIBOR Portion that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Each determination by Lender of the LIBOR Period shall, in the absence of manifest error, be conclusive.

          LIBOR Portion - that portion of the Revolving Credit Loans specified
          -------------
     in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $500,000 and is an integral multiple of $100,000, which does not exceed the outstanding balance of Revolving Credit Loans not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Revolving Credit Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.3 of the Agreement and the LIBOR Period of which has commenced and not terminated.

          LIBOR Rate - with respect to any LIBOR Portion of the related LIBOR
          ----------
     Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the product of (i) the Base LIBOR Rate (as hereinafter defined) multiplied by (ii) Statutory Reserves. For purposes
                          ----------
     of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) at which deposits of U.S. dollars approximately equal in principal amounts to the LIBOR Portion specified in the applicable LIBOR Request are offered to Lender by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. Each determination by Lender of any LIBOR Rate shall, in the absence of manifest error, be conclusive.

          LIBOR Request - a notice in writing (or by telephone confirmed by
          -------------
     telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on a Revolving Credit Loan be based on the LIBOR Rate, specifying: (i) the first day of the LIBOR Period; (ii) the length of the LIBOR Period consistent with the definition of such term; and (iii) the dollar amount of the LIBOR Portion consistent with the definition of such term.

          Lien - any security interest or other interest in Property securing an
          ----
     obligation owed to, or a claim by, a Person other than the owner of a Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sale contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale contract or title retention agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender
          ------------
     pursuant to Section 3.7 of the Agreement.

          Loan Documents - the Agreement, the Other Agreements and the Security
          --------------
     Documents, as the same may be modified and/or amended from time to time.

          Material Adverse Effect - (i) a material adverse effect on the
          -----------------------
     business, condition (financial or otherwise), operation, performance or Property of the Borrower or of Borrower and its Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Lender under the Loan Documents, or (iii) a material impairment of the ability of Borrower or any of its Subsidiaries to perform its obligations hereunder or under any Loan Document.

          Material Subsidiaries - means any Subsidiary of the Borrower that has
          ---------------------
     annual revenues of more than $5,000,000.

          Maximum Revolving Loan Amount - an amount equal to (i) $10,000,000,
          -----------------------------
     for the period commencing on the Closing Date through and including September 30, 2001, (ii) $12,500,000, for the period commencing on October 1, 2001 through and including December 31, 2002 and (iii) $15,000,000, for the period commencing on January 1, 2003 through the Revolving Credit Maturity Date.

          Merginet Debt - Indebtedness of the Borrower in favor of Richard
          -------------
     Bilger pursuant to the Asset Purchase Agreement by and between the Borrower and Richard Bilger, individually and d/b/a Merginet Medical Resources dated as of July 14, 2000, which Indebtedness is characterized as earn-out payments under such agreement, as such agreement is in effect on the date thereof and without giving effect to any amendments subsequent thereto.

          Money Borrowed - means, with respect to Borrower (i) Indebtedness
          --------------
     arising from the lending of money by any Person to Borrower or any Subsidiary of Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower or a Subsidiary of Borrower, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit to Borrower or a Subsidiary of Borrower,
     (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments executed by Borrower or a Subsidiary of Borrower, (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed by Borrower or a Subsidiary of Borrower as full or partial payment for Property, or (4) which is secured in whole or in part by a Lien on any Property of Borrower or any Subsidiary of Borrower; (iii) Indebtedness that constitutes a Capitalized Lease Obligation of Borrower or a Subsidiary of Borrower; (iv) reimbursement obligations of Borrower or any Subsidiary of Borrower with respect to letters of credit or guaranties of letters of credit, and (v) Indebtedness of the Borrower or any Subsidiary under clause (vi) of the definition of Indebtedness with respect to any other Indebtedness that would be Money Borrowed if it were owed directly by Borrower or any Subsidiary of Borrower.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3)
          ------------------
     of ERISA.

          Obligations - all Loans, the outstanding amount of all LC Guaranties
          -----------
     and all other advances, debts, liabilities, obligations (including, without limitation, reimbursement obligations), covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender or any of its Affiliates (including, without limitation, the Bank) of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement, any of the other Loan Documents or pursuant to any interest rate protection arrangements or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

          Other Agreements - any and all agreements, instruments and documents
          ----------------
     (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower or any Subsidiary of Borrower and delivered to Lender or any of its Affiliates (including, without limitation, the Bank) in respect of the transactions contemplated by the Agreement.

          Participating Lender - each Person who shall be granted the right by
          --------------------
     Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          Perfection Certificate - the Perfection Certificate executed by
          ----------------------
     Borrower on or about the Closing Date in favor of Lender.

          Permitted Acquisition - an acquisition by the Borrower or any of its
          ---------------------
     Subsidiaries (other than Evans or WW Supply) of (a) other Persons which at the time of such acquisition satisfy the Guarantor/Lien Condition, or (b) divisions or business segments of other Persons (whether by way of purchase of assets or capital stock, merger or otherwise), but no such acquisition referred to in clause (a) or (b) shall be a Permitted Acquisition unless:

          (i) when added to all prior Permitted Acquisitions during the twelve month period ending on the date of such acquisition, (x) no more than four Permitted Acquisitions shall have occurred during such twelve month period, (y) the aggregate purchase price for the proposed acquisition and all such other acquisitions during such twelve month period shall not exceed $4,000,000, except for amounts payable in common stock of Borrower or by promissory note which is subordinated to the Obligations by a subordination agreement in form and substance satisfactory to the Lender, and (z) the amount of such Subordinated Debt shall not exceed $5,000,000 at any time (exclusive of the Podiatry Online Subordinated Debt);

          (ii) the acquired Person, division or business is engaged primarily in the same, related or complementary business as the Borrower and its Subsidiaries, the structure of the acquisition and the documentation evidencing such acquisition and the rights and obligations of the Borrower and its Subsidiaries with respect thereto shall be reasonably acceptable to the Lender and, with respect to acquisitions of equity interests, the Borrower or a Wholly-Owned Subsidiary of the Borrower shall own, directly or indirectly, at least 51% of the Voting Stock and 51% of the equity interests of the acquired Person, division or business (except that Borrower or such Wholly-Owned Subsidiary may own less than 51% of the Voting Stock and less than 51% of the equity of the acquired Person, division or business so long as such acquisition does not result in the Borrower and its Subsidiaries having acquired less than 51% of the Voting Stock or less than 51% of the equity interest of more than two of the Persons, divisions and businesses acquired during the twelve month period ending on the date of such acquisition;

          (iii) with respect to acquisitions under subsection (b) above, the Borrower or such Subsidiary which is acquiring such Property grants the Lender first priority perfected Liens in all such acquired Property to secure the Obligations;

          (iv) the acquisition shall be approved by the Board of Directors (or Persons performing similar functions) of the acquired Person;

          (v) Borrower shall have provided to the Lender updated annual Projections satisfactory to the Lender which give effect to the proposed acquisition; and

          (vi) no Default or Event of Default shall exist at the time of or after giving effect to the acquisition; for the purpose of determining whether a Default will exist after giving effect to the acquisition, each of the financial covenants will be tested on a proforma basis after giving effect to the acquisition, with such adjustments to Borrower's Indebtedness and EBIT as are acceptable to the Lender.

          Permitted Liens - any Lien of a kind specified in clauses (i) through
          ---------------
     (xii) of subsection 7.2.5 of the Agreement.

          Permitted Officer Indebtedness - any Indebtedness of an officer or
          ------------------------------
     director of the Borrower in favor of Borrower in an aggregate amount not to exceed the principal amount of promissory notes received by the Borrower as consideration for the issuance or transfer of not more than 200,000 shares in the aggregate of Borrower's capital stock to such officer or director.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of
          -------------------------------------
     Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Purchase Money Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed One Million and 00/100 Dollars ($1,000,000). For the purposes of this definition, the principal amount of any

     Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability
          ------
     company, joint stock company, land trust, business trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for
          ----
     employees of Borrower that is covered by Title IV of ERISA.

          Podiatry Online - Podiatry Online, Inc., a Florida corporation.
          ---------------

          Podiatry Online Subordinated Debt - Subordinated Debt of Podiatry
          ---------------------------------
     Online in favor of Alan Sherman and Michael Shore dated July 15, 2000 in the aggregate original principal amount of $750,000.

          Pro Forma Basis - as defined in Schedule 7.3.
          ---------------                 ------------

          Projections - Borrower's forecasted Consolidated and consolidating (i)
          -----------
     balance sheets, (ii) profit and loss statements, (iii) cash flow statements, (iv) capitalization statements and (v) Borrowing Base to Revolving Credit Loan projections, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether
          --------
     real, personal or mixed, tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness
          ---------------------------
     (other than the Obligations) for the payments of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase
          -------------------
     Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets (and insurance on such fixed assets) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Rentals - as defined in subsection 7.2.12 of the Agreement.
          -------

          Reportable Event - any of the events set forth in Section 4043(b) of
          ----------------
     ERISA.

          Reserves - as defined in subsection 1.1.1 of the Agreement.
          --------

          Reserve Amount - Prior to the Lender's notifying the Borrower in
          --------------
     writing that the Lender, in the Lender's discretion, has determined that the Borrower can provide the Lender with cross-aging and aged credit reports in form and detail satisfactory to the Lender, $2,000,000; thereafter, $1,000,000.

          Restricted Investment - any investment made in cash or by delivery of
          ---------------------
     Property to any Person whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

               (i) investment, to the extent existing on the Closing Date, in one or more Subsidiaries of Borrower (other than Evans and WW Supply);

               (ii) Property to be used by Borrower in the ordinary course of business;

               (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

               (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one
                             --------
          year from the date of acquisition thereof;

               (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

               (vi)   Permitted Acquisitions;

               (vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

               (viii) the Permitted Officer Indebtedness.

          Revolving Credit Loan - a loan made by Lender as provided in Section
          ---------------------
     1.1 of the Agreement or any other provision of the Agreement pursuant to which a loan is made or deemed to have been made to Borrower.

          Revolving Credit Loan Overadvance - the amount, if any, by which the
          ---------------------------------
     sum of the outstanding principal amount of Revolving Credit Loans plus the
                                                                       ----
     LC Amount exceeds the Borrowing Base.

          Revolving Credit Maturity Date - January 26, 2004.
          ------------------------------

          Revolving Credit Note - the Revolving Credit Note to be executed by
          ---------------------
     Borrower on or about the Closing Date in favor of Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A to the
                                                           ---------
     Agreement.

          Security - shall have the same meaning as in Section 2(1) of the
          --------
     Securities Act of 1933, as amended.

          Security Documents - The Trademark Security Agreement, the Stock
          ------------------
     Pledge Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Settlement Agreement - the Settlement Agreement dated on or about the
          --------------------
     Closing Date by and among the United States Department of Justice, the Borrower and Jayne Sieg, a copy of which has been provided to the Lender.

          Solvent - as to any Person, such Person (i) owns Property whose fair
          -------
     saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Statutory Reserves - a fraction (expressed as a decimal) the numerator
          ------------------
     of which is the number one, and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves), if any, expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          Stock Pledge Agreement - the Stock Pledge Agreement executed by
          ----------------------
     Borrower on or about the Closing Date in favor of Lender, as such Stock Pledge Agreement has been or will be amended from time to time.

          Subordinated Debt - unsecured Indebtedness of the Borrower or any of
          -----------------
     its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a subordination agreement or by another written instrument containing subordination provisions in form and substance approved by the Lender in writing, including, without limitation, the VA Debt.

          Subsidiary - with respect to any Person, any corporation, association,
          ----------
     trust, limited liability company, or business entity of which such Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock and other equity interests at the time of determination.

          Tax - in relation to any LIBOR Portion and the applicable LIBOR Rate,
          ---
     any tax, levy, impost, duty, deduction, withholder or charges of whatever nature required by any Legal Requirement (i) to be paid by Lender and/or
     (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Lender; provided, that the term "Tax" shall not
                                       --------
     include any taxes imposed upon the net income of Lender.

          Term - as defined in Section 4.1 of the Agreement.
          ----

          Trademark Security Agreement - the Trademark Collateral Security and
          ----------------------------
     Pledge Agreement executed by Borrower on or about the Closing Date in favor of Lender, as such Trademark Collateral Security and Pledge Agreement has been or will be amended from time to time.

          Uniform Customs- with respect to (i) any documentary Letter of Credit,
          ---------------
     the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Lender or Bank, as applicable, in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit and (ii) any standby Letter of Credit, the International Standby Practices promulgated by the Institute of International Banking Law and Practice, Inc. or any successor version thereto adopted by the Lender or Bank, as applicable, in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          Unused Line Fee - as defined in Section 2.6 of the Agreement.
          ---------------

          VA Debt - Indebtedness of the Borrower to the United States of America
          -------
     as evidenced by that certain Promissory Note dated on or about the Closing Date in the original principal amount of $5,200,000.

          VA Letter of Credit - The Letter of Credit issued by the Bank for the
          -------------------
     benefit of the United States of America at the request of the Borrower in connection with the VA Debt, as to which the maximum amount that may be drawn thereon does not exceed $3,000,000, as such amount shall be reduced from time to time as the result of payments by the Borrower on the VA Debt.

          Voting Stock - Securities of any class or classes of a corporation,
          ------------
     association, trust, limited liability company or other business entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of directors (or Persons performing similar functions).

          Wholly-Owned Subsidiary -a Subsidiary as to which all of its
          -----------------------
     outstanding Voting Stock and equity interests are directly, or indirectly through one or more intermediaries, owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower.

          WW Supply - W.W. Supply Corporation, an inactive corporation and
          ---------
     wholly-owned Subsidiary of the Borrower.

          Other Terms.  All other terms contained in the Agreement shall have,
          -----------
     when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          Certain Matters of Construction.  The terms "herein," "hereof" and
          -------------------------------
"hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.